Exhibit 99.1

FOR IMMEDIATE RELEASE                        CONTACT:      Leonard E. Moodispaw
                                                           CEO & President
                                                           301.939.7000

           ESSEX COMPLETES ACQUISITION OF COGNITIVE COMPUTING COMPANY

COLUMBIA, MD - April 30, 2004 - Essex Corporation (NASDAQ: KEYW), announces that it has completed the acquisition of Computer Science Innovations (CSI) of Melbourne, Florida. The purchase was completed on April 30, 2004.

"CSI is an important part of the total solutions package we are assembling," commented Leonard Moodispaw, CEO & President of Essex Corporation. "Their existing projects and customers are complementary to Essex, and the combination of our companies opens exciting opportunities for new and innovative solutions. Solving the tough information problems of the intelligence and defense community demands fresh ideas and approaches, such as combining Essex optical and CSI cognitive processing technologies to form a new architecture for mining valuable information from vast farms of data. We welcome everyone at CSI into the growing Essex family, and to add Melbourne, FL and Phoenix, AZ to our locations."

CSI is a profitable company with 35 employees and annual revenue of approximately $7.5 million. The business is focused on cognitive processing technology, with a growing engineering services capability. CSI has proprietary techniques, algorithms, and tools that are used to build custom "cognitive engines" for a broad range of intelligence, defense, and commercial customers and applications.

"Essex offers CSI improved access to important customers for our cognitive processing technology and the resources to pursue them," according to George Milligan, Chairman & CEO of CSI. "We look forward to new challenges and fast growth as we join Essex Corporation."

ABOUT ESSEX: Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: FUTURE FINANCIAL CONDITION AND OPERATING RESULTS. ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING ESSEX'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2003. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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